As filed with the U.S. Securities and Exchange Commission on June 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KAIVAL BRANDS INNOVATIONS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	833492907
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of Principal Executive Offices)(Zip Code)

Amended and Restated 2020 Stock and Incentive Compensation Plan

(Full title of the plan)

Eric Mosser

President and Chief Operating Officer

Kaival Brands Innovations Group, Inc.

4460 Old Dixie Highway

Grant, Florida 32949

(Name and address of agent for service)

(833) 452-4825

(Telephone number, including area code, of agent for service)

z

Copies to:

Amy Shepherd, Esq.

Baker & Hostetler LLP

200 Civic Center Drive, Suite 1200

Columbus, Ohio 43215

(614) 462-4712

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Kaival Brands Innovations Group, Inc. (the “Company” or the “Registrant”) has filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the following shares of common stock, par value of $0.001 per share (the “Common Stock”), of the Company:

(1)	the offer and sale of up to 11,571,046 shares of Common Stock available for issuance under the Amended and Restated 2020 Stock and Incentive Compensation Plan (the “Plan”); and

(2)	3,052,265 shares of Common Stock issuable upon the exercise of stock options (“Outstanding Options”) previously granted under the Plan; and

(3)	the reoffer and resale of 301,689 shares of Common Stock (the “Reoffer Prospectus Shares”), which includes shares previously issued under the Plan.

The inclusion of such shares of Common Stock herein does not necessarily represent a present intention to sell all or any such shares Common Stock. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that have been issued or may become issuable under the Plan as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”), which may be used for reofferings and resales of certain shares of Common Stock that have been or will be, as appliable in accordance with General Instruction C of Form S-8, acquired pursuant to an employee benefit plan, where such shares are listed above and may be deemed to be “control securities” or “restricted securities” under the Securities Act. These are shares that were acquired by our officers, directors, and affiliates, or that were acquired by our employees or consultants (the “Selling Stockholders”). The Selling Stockholders are identified in the Reoffer Prospectus to the extent required.

The Reoffer Prospectus is prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The Reoffer Prospectus permits reoffers and resales on a continuous or delayed basis of the Reoffer Prospectus Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder, and any other person with whom they are acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each recipient of a grant under the Plan, and as required by Rule 428(b) under the Securities Act. Such documents are not required to be, and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

KAIVAL BRANDS INNOVATIONS GROUP, INC.

301,689 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by selling stockholders (the “Selling Stockholders”), or their permitted transferees, of up to 301,689 shares of Common Stock, par value $0.001 (“Common Stock”), of Kaival Brands Innovations Group, Inc., a Delaware corporation (unless otherwise indicated or the context otherwise requires, the “Company,” “Kaival Brands,” “we,” “our,” or “us”) that have been acquired in connection with equity awards granted under the Amended and Restated 2020 Stock and Incentive Plan (the “Plan”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are our “affiliates” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or are our “non-affiliates” who hold shares of Common Stock, which were issued pursuant to awards granted under the Plan.

The Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in various types of transactions, including through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 7 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus.

The shares of Common Stock covered by this Reoffer Prospectus are “restricted securities” within the meaning of Rule 144 under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “KAVL.” On June 27, 2022, the closing price of our Common Stock was $1.59 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 3 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2022.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus may constitute forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, and prospects. In addition, any statements in this Reoffer Prospectus or the documents incorporated by reference in this Reoffer Prospectus that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

All statements, other than statements of historical facts, which address activities, events, or developments that we expect or anticipate will or may occur in the future, including such things as future capital expenditures, business strategy, statements related to the expected effects on our business from the novel coronavirus (“COVID-19”) pandemic, our ability to obtain the products we distribute from Bidi Vapor, LLC (“Bidi”), the timing and outcome of Bidi’s appeal of the U.S. Food and Drug Administration’s (the “FDA”) Premarket Tobacco Product Application (“PMTA”) determinations, the scope of future FDA enforcement of regulations in the electronic nicotine delivery system (“ENDS”), the FDA’s approach to the regulation and enforcement of synthetic nicotine and our competitors’ use of the substance in their products to avoid the PMTA requirements, the impact of black-market goods on our business, the success of our agreement with Philip Morris Products S.A. (“PMPSA”), including the distribution of our products in international markets, the demand for the products we distribute, anticipated product performance, market and industry expectations, significant changes in our relationships with our distributors or sub-distributors, changes in government regulation or laws that affect our business, and circumstances or developments that may make us unable to implement or realize the anticipated benefits, or that may increase the costs of our current and planned business initiatives, and other similar matters are forward-looking statements. These forward-looking statements are based largely on our current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. These statements are subject to many risks, uncertainties, and other important factors that could cause actual future results to differ materially from those expressed in the forward-looking statements including, but not limited to, the factor detailed under the section entitled “Risk Factors.”

We caution you that any forward-looking statements presented in this Reoffer Prospectus, or that we may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, you should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this Reoffer Prospectus and may not contain all of the information that is important in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire Reoffer Prospectus, including the information under “Risk Factors,” in this Reoffer Prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Kaival Brands,” “we,” “our,” “us,” and other similar terms refer to Kaival Brands Innovations Group, Inc. and our subsidiaries.

Overview

We are focused on growing and incubating innovative and profitable products into mature, dominant brands. On March 9, 2020, we commenced business operations by entering into an exclusive distribution agreement (the “Distribution Agreement”) with Bidi, a related party company, which Distribution Agreement was amended and restated on May 21, 2020, on April 20, 2021, and June 10, 2022 (collectively the “A&R Distribution Agreement”) in order to clarify some of the provisions. Pursuant to the A&R Distribution Agreement, Bidi granted us an exclusive worldwide right to distribute the ENDS and related components (the “Products”) for sale and resale to both retail level customers and non-retail level customers. We ceased all retail/direct-to-consumer sales in February 2021. Pursuant to the terms of the A&R Distribution Agreement, Bidi provides us with all the branding, logos, and marketing materials to be utilized by us in connection with our marking and promotion of the Products. We do not manufacture any of the Products we resell. Currently, the Products consist primarily of the “BIDI® Stick,” a disposable, tamper-resistant ENDS Product and, once launched, of which there can be no assurances, the “BIDI® Pouch,” which provides a tobacco-derived nicotine formulation, containing natural fibers and a chew-base filler.

The A&R Distribution Agreement has a term of ten years, which automatically renews for another ten-year term, unless earlier terminated by the parties and, provided, that we satisfy certain minimum purchase thresholds. The A&R Distribution Agreement also provides us with a right of first refusal in the event Bidi receives an offer that would constitute a “change of control transaction,” as well as a right of first refusal to act as the exclusive distributor of any and all future products of Bidi that arise out of or related to ENDS and components related to ENDS, or arise out of or related to the tobacco-derived nicotine industry.

In connection with the A&R Distribution Agreement, we entered into non-exclusive sub-distribution agreements, some of which were subsequently amended and restated by the parties in order to clarify certain provisions (all such sub-distribution agreements, as amended and restated, are collectively referred to as the “Sub-Distribution Agreements”), whereby we appointed the counterparties as non-exclusive sub-distributors. Pursuant to the Sub-Distribution Agreements, the sub-distributors agreed to purchase for resale the Products in such quantities as they should need to properly service non-retail customers within the continental United States (the “Territory”). On June 13, 2022, our wholly owned subsidiary, Kaival Brands International, LLC (“KBI”), entered into a deed of licensing agreement (the “PMI Licensing Agreement”), with PMPSA, pursuant to which PMPSA will manufacture and distribute the Products in certain international markets.

We process all sales made only to non-retail customers located in the United States, with all sales to non-retail customers made through Bidi’s age-restricted website, www.wholesale.bidivapor.com. We ceased all retail/direct-to-consumer sales in February 2021 in order to better ensure youth access prevention and to comply with the Prevent All Cigarette Trafficking (“PACT”) Act. We provide all customer service and support at our own expense. Bidi sets the minimum prices for all sales made by us. We maintain adequate inventory levels of the Products in order to meet the demands of our non-retail customers, and deliver the Products sold to these customers.

About this Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 301,689 shares of Common Stock that have been or will be issued to each Selling Stockholder pursuant to an award agreement between the Selling Stockholder and us, granted under the Plan. The Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this Reoffer Prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Corporate Information

The mailing address of our principal executive office is 4460 Old Dixie Highway, Grant, Florida 32949, and our telephone number is (833) 452-4825. Our website address is www.kaivalbrands.com. Information on or accessed through our website is not incorporated into this Reoffer Prospectus and is not a part of this Reoffer Prospectus.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under Part I, Item 1A: “Risk Factors” in our Annual Report on Form 10-K for the year ended October 31, 2021, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the shares of Common Stock offered hereby, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the resale of the shares of Common Stock by the Selling Stockholders will go to the Selling Stockholders and we will not receive any proceeds from such resale.

SELLING STOCKHOLDERS

The table below sets forth, as of June 24, 2022 (the “Determination Date”), (i) the name of each Selling Stockholder who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares of Common Stock offered hereunder. Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Kaival Brands Innovations Group, Inc., 4460 Old Dixie Highway, Grant, Florida 32949.

	Common Stock Beneficially Owned Prior to the Offering		Common Stock Being Offered	Common Stock Beneficially Owned After the Offering
Selling Stockholders	Shares (1)	Percentage(1)	Shares	Shares (1)(2)	Percentage (1)(2)
Nirajkumar Patel (3)	42,731,634	75.27%	106,585	42,025,049	74.82%
Eric Mosser (4)	42,574,998	75.13%	71,045	42,003,953	74.78%
Pareshkumar Patel (5)	59,279	**	37,679	—	—
Kristy Fontes (6)	46,440	**	10,440	—	—
Nikesh Patel (7)	27,746	**	9,746	—	—
Joseph Mosser (8)	68,016	**	32,016	—	—
Chiatesh Patel (9)	65,378	**	96,578	—	—
Total Selling Stockholders	43,544,489	58.52%	301,689	42,029,002	74.83%

**	Represents less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days. Applicable percentage of beneficial ownership is based on 31,169,090 shares of Common Stock issued and outstanding as of the Determination Date.
(2)	Assumes that all of the shares of Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.
(3)	Mr. Patel serves as our Chief Science and Regulatory Officer and a director. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 131,634 shares of our Common Stock; (ii) 600,000 shares of our Common Stock issuable upon exercise of vested stock options; and (iii) 42,000,000 shares of our Common Stock owned by Kaival Holdings, LLC (“KH”), an entity over which Mr. Patel has shared dispositive and voting authority. The shares of Common Stock registered for resale hereunder represent shares issued upon the vesting of restricted stock units.
(4)	Mr. Mosser serves as President, Chief Operating Officer, Secretary, and one of our directors. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 74,998 shares of our Common Stock; (ii) 250,000 shares of our Common Stock issuable upon exercise of vested stock options; and (iii) 42,000,000 shares of our Common Stock owned by KH, an entity over which Mr. Mosser has shared dispositive and voting authority. The shares of Common Stock registered for resale hereunder represent shares issued upon the vesting of restricted stock units.
(5)	Mr. Patel is one of our employees. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 37,679 shares of our Common Stock; and (ii) 21,600 shares of our Common Stock issuable upon the exercise of vested stock options. The shares of Common Stock registered for resale hereunder represent shares issued upon the vesting of restricted stock units.
(6)	Ms. Fontes is one of our employees and is a sibling of one of our officers. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 10,440 shares of our Common Stock and (ii) 36,000 shares of our Common Stock issuable upon the exercise of vested stock options. The shares of Common Stock registered for resale hereunder represent shares issued upon the vesting of restricted stock units.

(7)	Mr. Patel is one of our employees. Shares of our Common Stock beneficially owned prior to this offering consist of (i) 9,746 shares of our Common Stock and (ii) 18,000 shares of our Common Stock issuable upon the exercise of vested options. The shares of Common Stock registered for resale hereunder represent shares issued upon the vesting of restricted stock units.
(8)	Mr. Mosser is one of our employees and is the sibling of one of our officers. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 32,016 shares of our Common Stock and (ii) 36,000 shares of our Common Stock issuable upon the exercise of vested stock options. The shares of Common Stock registered for resale hereunder represent shares issued upon the vesting of restricted stock units.
(9)	Mr. Patel is one of our employees. Shares of our Common Stock beneficially owned prior to this offering consist of (i) 34,178 shares of our Common Stock and (ii) 31,200 shares of our Common Stock issuable upon the exercise of vested stock options. The shares of Common Stock registered for resale hereunder represent shares issued upon the vesting of restricted stock units.

The Selling Stockholders identified above may have sold, transferred, or otherwise disposed of some or all of their shares since the date as of which the information in the above table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock.

Other Material Relationships with the Selling Stockholders

The Selling Stockholders represent current directors, officers, employees, and consultants. In connection with their roles, we have entered into a variety of agreements with such individuals. We have indicated such material relationships with certain of the Selling Stockholders in the footnotes to the Selling Stockholders table above.

Indemnification Agreements with Directors and Officers

We previously entered into independent director agreements with Messers Reuter, Brooks, and Chuang. The director agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits, or proceedings arising from his service to or on our behalf, as a director to the maximum extent permitted by applicable law. We have not entered into any other indemnification agreements with any other officer or director.

Our Restated Certificate of Incorporation, as amended, and as may be further amended and restated from time to time (our “Certificate of Incorporation”), provides that to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), a director cannot be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty. DGCL provides that such a provision may not limit the liability of directors: (i) for any breach of their duty of loyalty to us or to our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Further, our Bylaws (“Bylaws”) provide that we will indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was a director or officer of our, or is or was a director or officer of ours serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Our Bylaws also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit, or proceeding in advance of the final disposition of such matter upon receipt of a written request to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our Bylaws or otherwise. We believe that the limitation of liability provision in our Bylaws facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

PLAN OF DISTRIBUTION

For information about this offering and the securities to be registered, please see the above sections entitled “About this Offering” and “Selling Stockholders” in this Reoffer Prospectus, which describe certain transactions. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Stockholders may sell the Common Stock through one or more underwriters, agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders or purchasers of the Common Stock or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions.

At the time a particular offering of the Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of the Common Stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

In connection with their sales, a Selling Stockholder, and any participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. Any commissions or other fees payable to broker-dealers in connection with any sale of the Common Stock will be borne by the Selling Stockholders or other party selling such shares of Common Stock. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Common Stock. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the shares of Common Stock by the Selling Stockholders.

The shares of Common Stock may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the shares of Common Stock may be listed or quoted at the time of sale, including the Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Common Stock by other means not described in this Reoffer Prospectus. In addition to any Common Stock sold hereunder, Selling Stockholders may sell Common Stock in compliance with Rule 144. Sales of the Common Stock must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including without limitation, the Securities Act, and more specifically, Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Common Stock against certain liabilities in connection with the offering of the Common Stock arising under the Securities Act.

Once sold under the registration statement on Form S-8, of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

INFORMATION INCORPORATED BY REFERENCE

We hereby incorporate by reference in this Reoffer Prospectus the following:

●	the Annual Report on Form 10-K for the fiscal year ended October 31, 2021, filed by us with the SEC on February 16, 2022 (the “Annual Report”);

●	Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2021, filed by us with the SEC on February 25, 2022;

●	the Quarterly Report on Form 10-Q for the quarter ended January 31, 2022 filed by us with the SEC on March 17, 2022;

●	The Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 filed by us with the SEC on June 21, 2022;

●	the Definitive Proxy Statement on Schedule 14A, filed by us with the SEC on May 4, 2022;

●	the Current Reports on Form 8-K (other than information furnished rather than filed), filed by us with the SEC on January 31, 2022, February 18, 2022, March 3, 2022, March 10, 2022, April 5, 2022, May 26, 2022, June 13, 2022, June 27, 2022, and June 28, 2022; and

●	the description of our securities contained in Exhibit 4.1 to the Annual Report, including any amendment or report filed to update such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such Items) prior to the filing of a post-effective amendment to the registration statement to which this Reoffer Prospectus relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this Reoffer Prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Reoffer Prospectus.

LEGAL MATTERS

Baker & Hostetler LLP has passed upon the validity of the shares of Common Stock offered hereby and certain other legal matters related to this Reoffer Prospectus.

EXPERTS

The consolidated financial statements of Kaival Brands Innovations Group, Inc. and its subsidiaries as of October 31, 2021 and 2020, and for each of the two years in the period ended October 31, 2021, have been incorporated by reference herein in reliance upon the report of MaloneBailey, LLP, an independent registered public accounting firm, which is incorporated by reference herein, given on said firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents. The SEC maintains an internet website that contains such reports, proxies, and other information about issuers, including us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also make these documents available on the Investor Relations portion of our website at www.kaivalbrands.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 4460 Old Dixie Highway, Grant, Florida 32949, and we can be reached by telephone at (833) 452-4825.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference in this Registration Statement the following:

●	the Annual Report on Form 10-K for the fiscal year ended October 31, 2021, filed by us with the SEC on February 16, 2022;

●	Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2021, filed by us with the SEC on February 25, 2022;

●	the Quarterly Report on Form 10-Q for the quarter ended January 31, 2022 filed by us with the SEC on March 17, 2022;

●	The Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 filed by us with the SEC on June 21, 2022;

●	the Definitive Proxy Statement on Schedule 14A, filed by us with the SEC on May 4, 2022;

●	the Current Reports on Form 8-K (other than information furnished rather than filed), filed by us with the SEC on January 31, 2022, February 18, 2022, March 3, 2022, March 10, 2022, April 5, 2022, May 26, 2022, June 13, 2022, June 27, 2022, and June 28, 2022; and

●	the description of our securities contained in Exhibit 4.1 to the Annual Report, including any amendment or report filed to update such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation, as may be further amended and restated and in effect from time to time, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of our Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our Bylaws provide that, to the fullest extent permitted by the DGCL, we will indemnify any person who is or was a party or threatened to be made a party to any proceedings by the reason of the fact that such person is or was a director or officer of us, or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, against the expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceedings. Our Bylaws also provide that we will indemnify, to the fullest extent permitted by the DGCL, we will indemnify any person who was or is a party or is threatened to be made a party to any proceedings by or in our right to procure a judgment in our favor by reason of the fact that such person is or was a director or officer of us, or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, against the expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceedings.

In addition, we have entered into agreements with one of our directors under which, among other things, we have agreed to indemnify such director against expenses and damages in connection with claims to the fullest extent permitted by our Certificate of Incorporation, our Bylaws, and the DGCL. At present, there is no pending litigation or proceeding involving such director as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the Reoffer Prospectus Shares being offered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering for offers and sales to grantees pursuant to certain written compensatory benefit plans and contracts relating to compensation as provided thereunder. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon shares issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us.

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Item 8. Exhibits.

Exhibit Number	Exhibit Description

3.1	Restated Certificate of Incorporation, which was filed as Exhibit 3.1 to our Registration Statement on Form 10-12G filed with the SEC on March 25, 2019, and is incorporated herein by reference thereto.

3.2	Bylaws, which were filed as Exhibit 3.2 to our Registration Statement on Form 10-12G filed with the SEC on February 19, 2019, and is incorporated herein by reference thereto.

3.3	Certificate of Ownership and Merger, as filed with the Secretary of State of Delaware on June 20, 2019, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on July 15, 2019, and is incorporated herein by reference thereto.

3.4	Certificate of Correction, as filed with the Secretary of State of the State of Delaware on July 15, 2019, which was filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on July 15, 2019, and is incorporated herein by reference thereto.

3.5	Certificate of Designation of the Preferences, Rights, and Limitations of the Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on August 19, 2020, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 21, 2020, and is incorporated herein by reference thereto.

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective July 20, 2021, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on July 20, 2021, and is incorporated herein by reference thereto.

4.1	Amended and Restated 2020 Stock and Incentive Compensation Plan, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 26, 2022, and is incorporated herein by reference thereto.

5.1*	Opinion of Baker & Hostetler LLP with respect to the legality of the Common Stock being registered.

23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm for the Company.

23.2*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

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Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grant, State of Florida on the 29th day of June, 2022.

KAIVAL BRANDS INNOVATIONS GROUP, INC.

By:	/s/ Eric Mosser
Name:	Eric Mosser
Title:	President and Chief Operating Officer

By:	/s/ Mark Thoenes
Name:	Mark Thoenes
Title:	Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Eric Moser and Mark Thoenes each acting alone, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of The Arena Group Holdings, Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Eric Mosser	President, Chief Operating Officer, Director	June 29, 2022
Eric Mosser	(Principal Executive Officer)

/s/ Mark Thoenes	Interim Chief Financial Officer	June 29, 2022
Mark Thoenes	(Principal Financial Officer)

/s/ Paul Reuter	Director	June 29, 2022
Paul Reuter

/s/ Roger Brooks	Director	June 29, 2022
Roger Brooks

/s/ George Chuang	Director	June 29, 2022
George Chuang

/s/ Nirajkumar Patel	Director	June 29, 2022
Nirajkumar Patel

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